GUARANTEE AGREEMENT

  GUARANTEE AGREEMENT dated as of December 13, 1993 made by WESTERN PUBLISHING COMPANY, INC., a corporation duly organized and validly existing under the laws of Delaware (the "Guarantor").

  Western Publishing Group, Inc., a Delaware corporation (the "Company"), certain banks and Fleet Bank, as agent for said banks (in such capacity, together with its successors in such capacity, the "Agent") and The
Bank of New York, as co-agent for the Banks (the "Co-Agent") are parties to a Credit Agreement dated as of November 12, 1992, as heretofore amended (as so amended and in effect from time to time, the "Credit Agreement"), which provides, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said banks to the Company in an aggregate principal or face amount not exceeding $200,000,000. In addition, the Company has issued $150,000,000 in outstanding principal amount of its 7.65% Debentures Due 2002 (the "Debentures") under an Indenture (the "Indenture") dated as of September 15, 1992 between the Company and The Bank of New York, as trustee.

  The Company, the Banks, the Agent and the Co-Agent are entering into Amendment No. 2, dated as of even date herewith, to the Credit
Agreement. As a condition to the effectiveness of said Amendment No. 2, the Guarantor is required to enter into this Agreement. Accordingly, the parties hereto agree as follows:

  Section 1. Definitions. Terms defined in the Credit Agreement or in the Indenture are used herein as defined therein.

  Section 2. The Guarantee.

  2.01 The Guarantee. Subject to the limitation set forth in Section 2.07 hereof, the Guarantor hereby guarantees to each Bank and the Agent and their respective successors and assigns (to the extent permitted by the Credit Agreement) the prompt payment in full as and when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Note(s) held by each Bank of, the Company and all other amounts from time to time owing to the Banks or the Agent by the Company under the Credit Agreement and under the Notes and all Reimbursement Obligations, and interest thereon, in each case strictly in accordance with the terms thereof. The obligations of the Company guaranteed pursuant to the immediately preceding sentence are hereinafter collectively called the "Guaranteed Obligations". The Guarantor hereby further agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, promptly upon demand by the Agent, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.


  2.02 Obligations Unconditional. Subject to the limitation set forth in
Section 2.07 hereof, the obligations of the Guarantor under Section 2.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument evidencing any of the Guaranteed Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it heing the intent of this Section 2.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder:

    (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

    (ii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

    (iii) any lien or security interest granted to, or in favor of, the Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against the Company under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

  2.03 Reinstatement. The obligations of the Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

  2.04 Subrogation. The Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitments and all Letter of Credit Liabilities of the Banks under the Credit Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in
Section 2.01 hereof, whether by subrogation or otherwise, against the

Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

  2.05 Remedies. The Guarantor agrees that, as between the Guarantor and the holders of the Guaranteed Obligations, the obligations of the Company under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances expressly provided for in said Section 9), for purposes of Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of said Section 2.01.

  2.06 Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

  2.07 Limitation on Guarantee. Notwithstanding the foregoing provisions of this Section 2, the aggregate amount which the Guarantor may be required to pay under Section 2.01 hereof in respect of the Guaranteed Obligations shall not exceed an amount equal to 10% of the Company`s Consolidated Net Tangible Assets (as defined in the Indenture) at the time of demand for payment hereunder.

  Section 3. Representations and Warranties. The Guarantor represents and warrants to the Banks and the Agent that:

  3.01 Corporate Existence. Each of the Guarantor and its Subsidiaries: (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on the consolidated financial condition, operations or business taken as a whole of the Guarantor and its Consolidated Subsidiaries.

  3.02 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Guarantor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.


  3.03 Corporate Action. The Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Guarantor of this Agreement have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  3.04 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Guarantor of this Agreement or for the validity or enforceability hereof.

  Section 4. Miscellaneous.

  4.01 No Waiver. No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

  4.02 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without reference to its principles of conflicts of law.

  4.03 Waivers, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Guarantor and the Agent (with the consent of the Banks as specified in the Credit Agreement). Any such amendment or waiver shall be binding upon each holder of any of the Guaranteed Obligations and the Guarantor.

  4.04 Successors and Assigns. This Agreement shall he binding upon and inure to the benefit of the respective successors and assigns of the Guarantor and the holders of the Guaranteed Obligations (to the extent permitted by the Credit Agreement).

  4.05 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

  4.06 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

  IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be duly executed as of the day and year first above written.

                                       WESTERN PUBLISHING COMPANY, INC.

                                       By /s/ Stuart Turner
                                          ---------------------
                                          Title: Executive Vice President